AGREEMENT AND DECLARATION OF TRUST
                                       OF
                          HILLVIEW INVESTMENT TRUST II




         THIS AGREEMENT AND DECLARATION OF TRUST is made and entered into as of April 14, 2000 by the initial Trustee named hereunder and each person who becomes a Shareholder in accordance with the terms hereinafter set forth.

         WHEREAS, the initial Trustee desires to create a business trust pursuant to the Delaware Act for the investment and reinvestment of funds contributed thereto;

         NOW, THEREFORE, the initial Trustee hereby directs that a Certificate of Trust be filed with the Office of the Secretary of State of Delaware and does hereby declare that all money and property contributed to the trust hereunder shall be held and managed in trust under this Agreement for the benefit of the Shareholders as herein set forth below.


                                    ARTICLE I
               NAME, DEFINITIONS, PURPOSE AND CERTIFICATE OF TRUST

         Section 1.1. Name. The name of the business trust is "Hillview Investment Trust II," and the Trustees may transact the Trust's affairs in that name. However, should the Trustees determine that the use of the name of the Trust is not advisable, they may select such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name and the filing of a certificate of amendment pursuant to Section 3810(b) of the Delaware Act. Any such instrument shall not require the approval of the Shareholders, but shall have the status of an amendment to this Agreement. The Trust shall constitute a Delaware business trust in accordance with the Delaware Act and this Agreement shall constitute the governing instrument of the Trust.

         Section 1.2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

         (a) "Affiliated Person," "Company," "Person," and "Principal Underwriter" shall have the meanings given them in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission thereunder. The term "Commission" shall have the meaning given it in the 1940 Act;

         (b) "Agreement" means this Agreement and Declaration of Trust, as it may be amended from time to time;

         (c) "Bylaws" means the Bylaws referred to in Article IV, Section 4.1(e) hereof, as from time to time amended;

         (d) "Class" means a portion of Shares of a Portfolio of the Trust established in accordance with the provisions of Article II,
                  Section 2.3(b) hereof;

         (e) "Covered Person" means every person who is, or has been, a Trustee or an officer or employee of the Trust;

         (f) The "Delaware Act" refers to the Delaware Business Trust Act, 12 Del. C.ss.3801 et seq., as such Act may be amended from time to time;

         (g) "Majority Shareholder Vote" means "the vote of a majority of the outstanding voting securities" (as defined in the 1940
                  Act) of the Trust, Portfolio, or Class, as applicable;

         (h) The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time;

         (i) "Outstanding Shares" means Shares shown on the books of the Trust or its transfer agent as then issued and outstanding, but does not include Shares that have been repurchased or redeemed by the Trust;

         (j) "Portfolio" means a series of Shares of the Trust established in accordance with the provisions of Article II, Section 2.3(a) hereof;

         (k) "Shareholder" means a record owner of Outstanding Shares of the Trust;

         (l) "Shares" means, as to a Portfolio or any Class thereof, the equal proportionate transferable units of beneficial interest into which the beneficial interest of such Portfolio of the Trust or such Class thereof shall be divided and may include fractions of Shares as well as whole Shares;

         (m) The "Trust" means Hillview Investment Trust II, the Delaware business trust established hereby, and reference to the Trust, when applicable to one or more Portfolios, shall refer to each such Portfolio;

         (n) The "Trustees" means the Person who has signed this Agreement as trustee so long as he or she shall continue to serve as trustee of the Trust in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed as Trustee in accordance with the provisions of Article III,
                  Section 3.3 hereof or elected as Trustee in accordance with the provisions of Article III, Section 3.6 hereof, and reference herein to a Trustee or to the Trustees shall refer to such Persons in their capacity as Trustees hereunder; and

         (o) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or any Portfolio, or by the Trustees on behalf of the Trust or any Portfolio.

         Section 1.3. Purpose. The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Portfolios investing primarily in securities and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Agreement. In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of an investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the Delaware Act, and in connection therewith the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware business trust.

         Section 1.4. Certificate of Trust. Immediately upon the execution of this Agreement, the initial Trustee shall file a Certificate of Trust with respect to the Trust in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.


                                   ARTICLE II
                               BENEFICIAL INTEREST

         Section 2.1. Shares of Beneficial Interest. The beneficial interest in the Trust shall be divided into an unlimited number of Shares. The Trustees may, from time to time, (a) authorize the division of the Shares into one or more series, each of which constitutes a Portfolio, in accordance with Article II,
Section 2.3(a) hereof, and (b) may further authorize the division of the Shares of any Portfolio into one or more separate and distinct Classes, in accordance with Article II, Section 2.3(b) hereof. All Shares issued hereunder, including without limitation, Shares issued in connection with a dividend or other distribution in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.

         Section 2.2. Issuance of Shares. The Trustees in their discretion may, from time to time, without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000th of a Share or integral multiples thereof.

         Section 2.3. Establishment of Portfolios and Classes. (a) The Trust shall consist of one or more separate and distinct Portfolios, each with an unlimited number of Shares unless otherwise specified. The Trustees hereby establish and designate the Portfolios listed on Schedule A attached hereto and made a part hereof ("Schedule A"). Each additional Portfolio shall be established by the adoption of a resolution by the Trustees and shall be effective upon the date stated therein (or, if no such date is stated, upon the date of such adoption). The Shares of each Portfolio shall have the relative rights and preferences provided for herein and such rights and preferences as may be designated by the Trustees. The Trust shall maintain separate and distinct records for each Portfolio and shall hold and account for the assets belonging thereto separately from the other Trust Property and the assets belonging to any other Portfolio. Each Share of a Portfolio shall represent an equal beneficial interest in the net assets belonging to that Portfolio, except to the extent of expenses separately allocated to Classes thereof as permitted herein. A Portfolio may have exclusive voting rights with respect to matters affecting only that Portfolio.

         (b) The Trustees may divide the Shares of any Portfolio into two or more Classes, each with an unlimited number of Shares unless otherwise specified. Each Class so established and designated shall represent a Proportionate Interest (as defined in Article II, Section 2.3.2(c) hereof) in the net assets belonging to that Portfolio and shall have identical voting, dividend, liquidation, and other rights and be subject to the same terms and conditions, except that (1) expenses, costs, charges, and reserves allocated to a Class in accordance with Article II, Section 2.3.2(d) hereof may be borne solely by that Class, (2) dividends declared and payable to a Class pursuant to
Article VII, Section 7.1, shall reflect the items separately allocated thereto pursuant to the preceding clause, (3) each Class may have separate rights to convert to another Class, exchange rights, and similar rights, each as determined by the Trustees, and (4) each Class may have exclusive voting rights with respect to matters affecting only that Class. The Trustees hereby establish for each Portfolio listed on Schedule A the Classes listed thereon. Each additional Class for any or all Portfolios shall be established by the adoption of a resolution by the Trustees and shall be effective upon the date stated therein (or, if no such date is stated, upon the date of such adoption).

         Section 2.3.1. Subject to Article VI, Section 6.1 of this Agreement, the Trustees shall have full power and authority, in their sole discretion without obtaining any prior authorization or vote of the Shareholders of any Portfolio, or Class thereof, to establish and designate and to change in any manner any Portfolio of Shares, or any Class or Classes thereof; to fix such preferences, voting powers, rights, and privileges of any Portfolio, or Classes thereof, as the Trustees may from time to time determine (but the Trustees may not change the preferences, voting powers, rights, and privileges of Outstanding Shares in a manner materially adverse to the Shareholders of such Shares without the prior approval of the affected Shareholders); to divide or combine the Shares of any Portfolio, or Classes thereof, into a greater or lesser number; to classify or reclassify any issued Shares of any Portfolio, or Classes thereof, into one or more Portfolios or Classes of Shares of a Portfolio; and to take such other action with respect to the Shares as the Trustees may deem desirable. A Portfolio and any Class thereof may issue any number of Shares but need not issue any shares. At any time that there are no Outstanding Shares of any particular Portfolio or Class previously established and designated, the Trustees may abolish that Portfolio or Class and the establishment and designation thereof.

         Section 2.3.2. Unless the establishing resolution or any other resolution adopted pursuant to this Section 2.3 otherwise provides, Shares of each Portfolio or Class thereof established hereunder shall have the following relative rights and preferences:

         (a) Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or other Portfolio (or Class).

         (b) All consideration received by the Trust for the issue or sale of Shares of a particular Portfolio, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Portfolio and may be referred to herein as "assets belonging to" that Portfolio. The assets belonging to a particular Portfolio shall belong to that Portfolio for all purposes, and to no other Portfolio, subject only to the rights of creditors of that Portfolio. In addition, any assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Portfolio shall be allocated by the Trustees between and among one or more of the Portfolios for all purposes and such assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto, shall be assets belonging to that Portfolio.

         (c) Each Class of a Portfolio shall have a proportionate undivided interest (as determined by or at the direction of, or pursuant to authority granted by, the Trustees, consistent with industry practice) ("Proportionate Interest") in the net assets belonging to that Portfolio. References herein to assets, expenses, charges, costs, and reserves "allocable" or "allocated" to a particular Class of a Portfolio shall mean the aggregate amount of such item(s) of the Portfolio multiplied by the Class's Proportionate Interest.

         (d) A particular Portfolio shall be charged with the liabilities of that Portfolio, and all expenses, costs, charges and reserves attributable to any particular Portfolio shall be borne by such Portfolio; provided that the Trustees may, in their sole discretion, allocate or authorize the allocation of particular expenses, costs, charges and/or reserves of a Portfolio to less than all the Classes thereof, in which event payment or other discharge of the expense(s), cost(s), charge(s) and/or reserve(s) allocated to a particular Class shall be chargeable first against the assets allocable to that Class and shall be chargeable against the assets allocable to the other Classes of that Portfolio only to the extent the amount of the payment or other discharge exceeds such particular Class's allocable assets. Any general liabilities, expenses, costs, charges or reserves of the Trust (or any Portfolio) that are not readily identifiable as chargeable to or bearable by any particular Portfolio (or any particular Class) shall be allocated and charged by the Trustees between or among any one or more of the Portfolios (or Classes) in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Portfolios (or Classes) for all purposes. Without limitation of the foregoing provisions of this Subsection 2.3.2, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Portfolio shall be enforceable against the assets of such Portfolio only, and not against the assets of the Trust generally or the assets belonging to any other Portfolio. Notice of this contractual limitation on inter-Portfolio liabilities shall be set forth in the Certificate of Trust described in Article I, Section
                  1.4 of this Agreement (whether originally or by amendment), and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on inter-Portfolio liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Portfolio.

         All references to Shares in this Agreement shall be deemed to be shares of any or all Portfolios, or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Portfolio of the Trust, and each Class thereof, except as the context otherwise requires.

         Section 2.4. Investment in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as the Trustees from time to time may authorize. At the Trustees' sole discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the affected Portfolio is authorized to invest, valued as provided in applicable law. Each such investment shall be credited to the individual Shareholder's account in the form of full and fractional Shares of the Trust, in such Portfolio (or Class) as the Shareholder shall select.

         Section 2.5. Personal Liability of Shareholders. As provided by applicable law, no Shareholder of the Trust shall be personally liable for the debts, liabilities, obligations, and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Portfolio (or Class) thereof. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholder or, except as provided herein or by applicable law, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. The Shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation of personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. Every note, bond, contract, or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to any Portfolio shall include a recitation limiting the obligation represented thereby to the Trust and its assets or to one or more Portfolios and the assets belonging thereto (but the omission of such a recitation shall not operate to bind any Shareholder or Trustee of the Trust).

         Section 2.6. Assent to Agreement. Every Shareholder, by virtue of having purchased a Share, shall be held to have expressly assented to, and agreed to be bound by, the terms hereof. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to rights of said decedent under this Trust.


                                   ARTICLE III
                                  THE TRUSTEES

         Section 3.1. Management of the Trust. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Agreement. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any and all foreign jurisdictions and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Trustees.

         The enumeration of any specific power in this Agreement shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court or other authority.

         Section 3.2.  Terms of Office of Trustees.

         (a) Each Trustee named herein, or elected or appointed prior to the first meeting of the Shareholders, shall (except in the event of resignations or removals or vacancies pursuant to Section 3.2 or 3.3 hereof) hold office until his or her successor has been elected at such meeting and has qualified to serve as Trustee. Beginning with the Initial Trustee, each Trustee shall hold office during the lifetime of this Trust and until its termination as hereinafter provided unless such Trustee resigns or is removed as provided in Section 3.3 below.

         (b) Any Trustee may resign (without need for prior or subsequent accounting) by an instrument in writing signed by him or her and delivered or mailed to the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument.

         (c) Any of the Trustees may be removed with or without cause by the affirmative vote of the Shareholders or (provided the aggregate number of Trustees, after such removal and after giving effect to any appointment made to fill the vacancy created by such removal, shall not be less than the number required by Section 3.5 hereof) with cause, by the action of two-thirds (2/3) of the remaining Trustees. Removal with cause shall include, but not be limited to, the removal of a Trustee due to physical or mental incapacity.

         (d) Upon the resignation or removal of a Trustee, or his or her otherwise ceasing to be a Trustee, he or she shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the death of any Trustee or upon removal or resignation due to any Trustee's incapacity to serve as trustee, his or her legal representative shall execute and deliver on his or her behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

         Section 3.3. Vacancies and Appointment of Trustees. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee. A vacancy shall also occur in the event of an increase in the number of trustees as provided in Section 3.5. No such vacancy shall operate to annul this Agreement or to revoke any existing trust created pursuant to the terms of this Agreement. In the case of a vacancy, the Shareholders of at least a majority of the Shares entitled to vote, acting at any meeting of the Shareholders held in accordance with Article VI hereof, or, to the extent permitted by the 1940 Act, a majority vote of the Trustees continuing in office acting by written instrument or instruments, may fill such vacancy, and any Trustee so elected by the Trustees or the Shareholders shall hold office as provided in this Agreement. There shall be no cumulative voting by the Shareholders in the election of Trustees.

         An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation, or removal of a Trustee or an increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at the time or after the expected vacancy occurs. As soon as any Trustee appointed pursuant to this Section 3.3 shall have accepted this appointment in writing and agreed in writing to be bound by the terms of the Agreement, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.

         Section 3.4. Temporary Absence of Trustee. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

         Section 3.5. Number of Trustees. The Trust shall have an initial Trustee that shall serve until the issuance of its shares or until the initial Trustee elects a Board of Trustees. However, upon the issuance of shares of the Trust, the number of Trustees shall be fixed from time to time by resolution of the Board of Trustees; provided that the number of Trustees shall in no event be less than two nor more than twelve. Shareholders shall not be required to elect

Trustees except as required by the 1940 Act or under this Agreement. A Trustee shall be an individual at least 21 years of age who is not under legal disability.

         Section 3.6. Effect of Death, Resignation, etc. of a Trustee. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Trust Agreement.

         Section 3.7. Ownership of Assets of the Trust. The assets of the Trust and of each Portfolio thereof shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title in all of the assets of the Trust and the right to conduct any business shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by, or in the name of the Trust, or in the name of any Person as nominee. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust, or belonging to any Portfolio, or allocable to any Class thereof, or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust or in the assets belonging to the Portfolio (or allocable to the Class) in which the Shareholder holds Shares. The Shares shall be personal property giving only the rights specifically set forth in this Agreement or the Delaware Act.


                                   ARTICLE IV
                             POWERS OF THE TRUSTEES

         Section 4.1. Powers. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. Without limiting the foregoing and subject to any applicable limitation in this Agreement or the Bylaws of the Trust, the Trustees shall have power and authority:

         (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on, and lease any or all of the assets of the Trust;

         (b) To operate as, and to carry on the business of, an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

         (c) To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging, or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other Person and to lend Trust Property;

         (d) To provide for the distribution of interests of the Trust either through a principal underwriter in the manner hereafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;

         (e) To adopt Bylaws not inconsistent with this Agreement providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve such right to the shareholders; such Bylaws shall be deemed incorporated and included in this Agreement;

         (f) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

         (g) To employ one or more banks, trust companies or companies that are members of a national securities exchange, or such other domestic or foreign entities as custodians of any assets of the Trust subject to any conditions set forth in this Agreement or in the Bylaws;

         (h) To retain one or more transfer agents or Shareholder servicing agents, or both;

         (i) To set record dates in the manner provided herein or in the Bylaws;

         (j) To delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, manager, administrator, custodian, underwriter, or other agent or independent contractor;

         (k) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article VI, Section 6.1 hereof;

         (l) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies and powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustee shall deem proper;

         (m) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

         (n) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered, or other negotiable form; or either in the name of the Trust or of a Portfolio or of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Delaware business trusts or investment companies;

         (o) To establish separate and distinct Portfolios with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of
                  Article II hereof and to establish Classes of such Portfolios having relative rights, powers, and duties as they may provide consistent with applicable law;

         (p) Subject to the provisions of Section 3804 of the Delaware Act, to allocate assets, liabilities, and expenses of the Trust to a particular Portfolio or to apportion the same between or among two or more Portfolios, provided that any liabilities or expenses incurred by a particular Portfolio shall be payable solely out of the assets belonging to that Portfolio as provided for in Article II hereof;

         (q) To consent to or participate in any plan for the reorganization, consolidation, or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

         (r)      To compromise,  arbitrate, or otherwise adjust claims in favor
                  of  or  against  the  Trust  or  any  matter  in   controversy
                  including, but not limited to, claims for taxes;

         (s) To declare and pay dividends and make distributions of income and of capital gains and capital to Shareholders in the manner hereinafter provided;

         (t) To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Portfolios or Classes, and to require the redemption of the Shares of any Shareholder whose investment is less than such minimum upon giving notice to such Shareholder;

         (u) Subject to the requirements of the 1940 Act, to establish one or more committees, to delegate any of the powers of the Trustees to said committees, and to adopt a committee charter providing for such responsibilities, membership (including Trustees, officers, or other agents of the Trust therein) and any other characteristics of said committees as the Trustees may deem proper. Notwithstanding the provisions of this
                  Article IV, and in addition to such provisions or any other provision of this Agreement or of the Bylaws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review, or investigation of any action, suit, or proceeding which shall be pending or threatened to be brought before any court, administrative agency, or other adjudicatory body;

         (v) To interpret the investment policies, practices or limitations of any Portfolios;

         (w) To establish a registered office and have a registered agent in the State of Delaware; and

         (x) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable, or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects, or powers.

         The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Portfolio, and not an action in an individual capacity.

         The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

         No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

         Section 4.2. Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Articles II and VII, to apply to any such repurchase, redemption, retirement, cancellation, or acquisition of Shares any funds or property of the Trust, or any assets belonging to the particular Portfolio or any assets allocable to the particular Class, with respect to which such Shares are issued.

         Section 4.3. Action by the Trustees. The Trustees shall act by majority vote of those present at a meeting duly called (including a meeting by telephonic or other electronic means, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees in person) at which a quorum is present or by unanimous written consent of the Trustees (or by written consent of a majority of the Trustees if the President of the Trust determines that such exceptional circumstances exist, and are of such urgency, as to make unanimous written consent impossible or impractical, which determination shall be conclusive and binding on all Trustees and not otherwise subject to challenge) without a meeting. A majority of the Trustees shall constitute a quorum at any meeting. Meetings of the Trustees may be called orally or in writing by the President of the Trust or by any two Trustees. Notice of the time, date, and place of all meetings of the Trustees shall be given to each Trustee by telephone, facsimile, electronic-mail, or other electronic mechanism sent to his or her home or business address at least twenty-four hours in advance of the meeting or in person at another meeting of the Trustees or by written notice mailed to his or her home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust. Any written consent or waiver may be provided and delivered to the Trust by any means by which notice may be given to a Trustee.

         Section 4.4. Principal Transactions. The Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, distributor, or transfer agent for the Trust or with any Affiliated Person of such Person; and the Trust may employ any such Person, or firm or Company in which such Person is an Affiliated Person, as broker, legal counsel, registrar, investment adviser, distributor, administrator, transfer agent, dividend disbursing agent, custodian, or in any capacity upon customary terms, subject in all cases to applicable laws, rules, and regulations and orders of regulatory authorities.

         Section 4.5. Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or any Portfolio, or partly out of the principal and partly out of income, and to charge or allocate to, between or among such one or more of the Portfolios (or Classes), as they deem fair, all expenses, fees, charges, taxes, and liabilities incurred or arising in connection with the Trust or Portfolio (or Class), or in connection with the management thereof, including, but not limited, to the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser and manager, administrator, principal underwriter, auditors, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

         Section 4.6. Trustee Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust. They may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, administrative, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and the payment for the same by the Trust.


                                    ARTICLE V
                  INVESTMENT ADVISER, PRINCIPAL UNDERWRITER AND
                                 TRANSFER AGENT

         Section 5.1. Investment Adviser. Subject to any vote of the Shareholders pursuant to Article VI, Section 6.1(3) that is required by the 1940 Act, the Trustees may in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Trust or any Portfolio whereby the other party or parties to such contract or contracts shall undertake to furnish the Trustees with such management, investment advisory, statistical, and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine.

         The Trustees may authorize the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon among the Trustees, the investment adviser, and the sub-adviser. Any references in this Agreement to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

         Section 5.2. Other Service Contracts. The Trustees may authorize the engagement of a principal underwriter, transfer agent, administrator, custodian, and similar service providers.

         Section 5.3. Parties to Contract. Any contract of the character described in Sections 5.1 and 5.2 of this Article V may be entered into with any corporation, firm, partnership, trust, or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract.

         Section 5.4. Miscellaneous. The fact that (i) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor, or agent of or for any company or of or for any parent or affiliate of any company, with which an advisory or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodian, or other agency contract may have been or may hereafter be made, or that any such Company, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that (ii) any Company with which an advisory or administration contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodian, or other agency contract may have been or may hereafter be made also has an advisory or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing, custodian, or other agency contract with one or more other companies, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee, or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.


                                   ARTICLE VI
                     SHAREHOLDERS' VOTING POWERS AND MEETING

         Section 6.1. Voting Powers. The Shareholders shall have power to vote only with respect to (1) the election of Trustees as provided in Article III,
Section 3.5, (2) the removal of a Trustee as provided in Article III, Section 3.2(d), (3) any investment advisory contract to the extent required by the 1940 Act, (4) termination of the Trust or a Portfolio or Class thereof as provided in
Article IX,  Section 9.3, (5)  amendment of this  Agreement  only as provided in
Article IX, Section 9.7, (6) the sale of all or substantially all the assets of the Trust or belonging to any Portfolio, unless the primary purpose of such sale is to change the Trust's domicile or form of organization or form of business trust; (7) the merger or consolidation of the Trust or any Portfolio with and into another Company or a series or portfolio thereof, unless (A) the primary purpose of such merger or consolidation is to change the Trust's domicile or form of organization or form of business trust, or (B) after giving effect to such merger or consolidation, based on the number of Outstanding Shares as of a date selected by the Trustees, the Shareholders of the Trust or such Portfolio will have a majority of the outstanding shares of the surviving Company or series or portfolio thereof, as the case may be; and (8) such additional matters relating to the Trust as may be required by law or as the Trustees may consider desirable.

         Until Shares are issued, the Trustees may exercise all rights of Shareholders and may make any action required or permitted by law, this Agreement or any of the Bylaws of the Trust to be taken by Shareholders.

         On any matter submitted to a vote of the Shareholders, all Shares shall be voted together, except when required by applicable law or when the Trustees have determined that the matter affects the interests of one or more Portfolios (or Classes), then only the Shareholders of all such Portfolios (or Classes) shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. The vote necessary to approve any such matter shall be set forth in this Agreement or in the Bylaws or applicable law; by resolution of the Trustees if no vote is set forth for such matter in this agreement, the Bylaws or under applicable law.


                                   ARTICLE VII
                          DISTRIBUTIONS AND REDEMPTIONS

         Section 7.1. Distributions. The Trustees may from time to time declare and pay dividends and make other distributions with respect to any Portfolio, or Class thereof, which may be from income, capital gains, or capital. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Portfolio or Class shall be distributed pro rata to the Shareholders of that Portfolio or Class, as the case may be, in proportion to the number of Shares of that Portfolio or Class they held on the record date established for such payment, provided that such dividends and other distributions on Shares of a Class shall appropriately reflect expenses allocated to that Class. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash distribution payout plans, or similar plans as the Trustees deem appropriate.

         Section 7.2. Redemptions. Any holder of record of Shares of a particular Portfolio, or Class thereof, shall have the right to require the Trust to redeem his Shares, or any portion thereof, subject to such terms and conditions as are set forth in the Bylaws, or are prescribed by the Trustees.

         Section 7.3. Redemption of Shares by Trustees. Upon the terms and conditions set forth in the Bylaws, the Trustees may call for the redemption of the Shares of any Person or may refuse to transfer or issue Shares to any Person to the extent that the same is necessary to comply with applicable law or advisable to further the purposes of which the Trust is formed. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Portfolio.

         Section 7.4. Redemption of De Minimis Accounts. If, at any time, when a request for transfer or redemption of Shares of any Portfolio is received by the Trust or its agent, the value of the Shares of such Portfolio in a Shareholder's account is less than Five Hundred Dollars ($500.00), or such greater amount as the Trustees in their discretion shall have determined in accordance with
Article IV, Section 4.1(t) hereof, after giving effect to such transfer or redemption, the Trust may, at any time following such transfer or redemption and upon giving thirty (30) days' notice to the Shareholder, cause the remaining Shares of such Portfolio in such Shareholder's account to be redeemed at net asset value and in accordance with such procedures as are set forth in the Bylaws.

         Section 7.5. Suspension of Right of Redemption. Notwithstanding Section
7.2 of this Article VII, the Trustees may postpone payment of the redemption price and suspend the Shareholders' right to require any Portfolio or Class to redeem Shares during any period when and to the extent permissible under the 1940 Act. Any such postponement and suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration thereof, and shall continue until the Trustees declare the end thereof. If the right of redemption is suspended, a Shareholder may either withdraw his or her request for redemption or receive payment based on the net asset value per Share next determined after the suspension terminates.


                                  ARTICLE VIII
                   LIMITATION OF LIABILITY AND INDEMNIFICATION

         Section 8.1. Limitation of Liability. A Trustee, when acting in such capacity, shall not be personally liable to any person for any act, omission, or obligation of the Trust or any Trustee; provided, however, that nothing contained herein or in the Delaware Act shall protect any Trustee against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

         Section 8.2. Indemnification of Covered Persons. Every Covered Person shall be indemnified by the Trust to the fullest extent permitted by the Delaware Act and other applicable law.

         Section 8.3. Indemnification of Shareholders. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder of the Trust or any Portfolio or Class and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators, or other legal representatives, or, in the case of a corporation or other entity, its corporate or general successor) shall be entitled, out of the assets belonging to the applicable Portfolio (or allocable to the applicable Class), to be held harmless from and indemnified against all loss and expense arising from such liability in accordance with the Bylaws and applicable law. The Trust, on behalf of the affected Portfolio (or Class), shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of that Portfolio (or Class).


                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.1. Trust Not a Partnership; Taxation. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Portfolio or, until the Trustees shall have established any separate Portfolio, of the Trust for payment under such credit, contract, or claim; and neither the Shareholders nor the Trustee, nor any of their agents, whether past, present, or future, shall be personally liable therefor.

         It is intended that the Trust, or each Portfolio if there is more than one Portfolio, be classified for income tax purposes as an association taxable as a corporation, and the Trustees shall do all things that they, in their sole discretion, determine are necessary to achieve that objective, including (if they so determine) electing such classification on Internal Revenue Form 8832. Any Trustee is hereby authorized to sign such form on behalf of the Trust or any Portfolio, and the Trustees may delegate such authority to any executive officer(s) of any Portfolio's investment adviser. The Trustees, in their sole discretion and without the vote or consent of the Shareholders, may amend this Agreement to ensure that this objective is achieved.

         Section 9.2. Trustee's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article VIII hereof and to Section 9.1 of this Article IX, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Agreement, and subject to the provisions of Article VIII hereof and Section
9.1 of this Article IX, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

         Section 9.3. Termination of Trust or Portfolio or Class. (a) The Trust or any Portfolio (or Class) may be terminated by (1) a Majority Shareholder Vote of the Trust or the affected Portfolio (or Class), respectively, or (2) by the Trustees pursuant to written notice to the Shareholders of the Trust or the affected Portfolio (or Class).

         (b) On termination of the Trust or any Portfolio  pursuant to paragraph
(a),

                  (1) the Trust or that Portfolio thereafter shall carry on no business except for the purpose of winding up its affairs,

                  (2) the Trustees shall (i) proceed to wind up the affairs of the Trust or that Portfolio, and all powers of the Trustees under this Agreement with respect thereto shall continue until such affairs have been wound up, including the powers to fulfill or discharge the contracts of the Trust or that Portfolio, (ii) collect its assets or the assets belonging thereto, (iii) sell, convey, assign, exchange, or otherwise dispose of all or any part of those assets to one or more persons at public or private sale for consideration that may consist in whole or in part of cash, securities, or other property of any kind,
         (iv) discharge or pay its liabilities, and (v) do all other acts appropriate to liquidate its business, and

                  (3) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees shall distribute the remaining assets ratably among the Shareholders of the Trust or that Portfolio.

         (c) On termination of any Class pursuant to paragraph (a),

                  (1) the Trust thereafter shall carry on no business with respect to that Class except for the purpose of winding up its affairs,

                  (2) the Trustees shall (i) proceed to wind up all affairs respecting that Class, and all powers of the Trustees under this Agreement with respect thereto shall continue until such affairs have been wound up, including the powers to fulfill or discharge the contracts respecting that Class, and (ii) do all other acts appropriate to liquidate its business respecting that Class, and

                  (3) the Trustees shall distribute ratably among the Shareholders of that Class, in cash or in kind, an amount equal to the net value of the assets allocable to that Class (after taking into account any fees, expenses, or charges allocated thereto), and in connection with any such distribution in cash the Trustees are authorized to sell, convey, assign, exchange, or otherwise dispose of such assets of the Portfolio of which that Class is a part as they deem necessary.

         (d) On completion of distribution of the remaining assets pursuant to paragraph (b)(3) (or the net value of allocable assets pursuant to paragraph
(c)(3)), the Trust or the affected Portfolio (or Class) shall terminate and the Trustees and the Trust shall be discharged from all further liabilities and duties hereunder with respect thereto and the rights and interests of all parties therein shall be canceled and discharged. On termination of the Trust, following completion of winding up of its business, the Trustees shall cause a Certificate of Cancellation of the Trust's Certificate of Trust to be filed in accordance with the Delaware Act, which Certificate may be signed by any one Trustee.

         Section  9.4.  Sale of  Assets;  Merger and  Consolidation.  Subject to
Article VI, Section 6.1 of this Agreement, the Trustees may cause (i) the Trust or one or more of its Portfolios to the extent consistent with applicable law to sell all or substantially all of its assets, or be merged into or consolidated with another business trust or Company, (ii) the Shares of the Trust or any Portfolio (or Class) to be converted into beneficial interests in another business trust (or series thereof) created pursuant to this Section 9.4 of
Article IX, or (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. In all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Portfolio (or Class) into beneficial interests in such separate business trust or trusts (or series or class thereof).

         Section 9.5. Filing of Copies, References, Headings. The original or a copy of this Agreement or any amendment hereto or any supplemental Agreement shall be kept at the office of the Trust where it may be inspected by any Shareholder. In this Agreement or in any such amendment or supplemental Agreement, references to this Agreement, and all expressions like "herein," "hereof," and "hereunder," shall be deemed to refer to this Agreement as amended or affected by any such supplemental Agreement. All expressions like "his," "he," and "him," shall be deemed to include the feminine and neuter, as well as masculine, genders. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Agreement, rather than the headings, shall control. This Agreement may be executed in any number of counterparts each of which shall be deemed an original.

         Section 9.6. Governing Law. The Trust and this Agreement, and the rights, obligations and remedies of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the other laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees, the Shareholders or this Trust Agreement (a) the provisions of Section 3540 of Title 12 of the Delaware Code or
(b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate
(i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents, or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the indemnification, acts or powers of trustees or other Persons, which are inconsistent with the limitations of liabilities or authorities and powers of the Trustees or officers of the Trust set forth or referenced in this Agreement.

         The Trust shall be of the type commonly called a "business trust," and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions, provided, however, that the exercise of any such power, privilege, or action shall not otherwise violate applicable law.

         Section 9.7. Amendments. Except as specifically provided herein, the Trustees may, without any Shareholder vote, amend this Agreement by making an amendment, an Agreement supplemental hereto, or an amended and restated trust instrument. Any amendment submitted to Shareholders that the Trustees determine would affect the Shareholders of less than all Portfolios (or less than all Classes thereof) shall be authorized by vote of only the Shareholders of the affected Portfolio(s) (or Class(es)), and no vote shall be required of Shareholders of any Portfolio (or Class) that is not affected. Notwithstanding anything else herein to the contrary, any amendment to Article VIII that would have the effect of reducing the indemnification provided thereby to Covered Persons or to Shareholders or former Shareholders, and any repeal or amendment of this sentence shall each require the affirmative vote of Shareholders owning at least two-thirds of the Outstanding Shares entitled to vote thereon. A certification signed by a majority of the Trustees setting forth an amendment to this Agreement and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, or a copy of this Agreement, as amended, executed by a majority of the Trustees, shall be conclusive evidence of such amendment when filed among the records of the Trust.

         Section 9.8. Provisions in Conflict with Law. The provisions of this Agreement are severable, and the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with applicable law the conflicting provision shall be deemed never to have constituted a part of this Agreement; provided, however, that such determination shall not affect any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Agreement shall be held invalid or enforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

         Section 9.9. Shareholders' Right to Inspect Shareholder List. One or more Persons who together and for at least six months have been Shareholders of at least five percent (5%) of the Outstanding Shares of any Class may present to any officer or resident agent of the Trust a written request for a list of its Shareholders. Within twenty (20) days after such request is made, the Trust shall prepare and have available on file at its principal office a list verified under oath by one of its officers or its transfer agent or registrar which sets forth the name and address of each Shareholder and the number of Shares of each Class which the Shareholder holds. The rights provided for herein shall not extend to any Person who is a beneficial owner but not also a record owner of Shares of the Trust.

         Section 9.10. Use of the name "Hillview." The name "Hillview" and all rights to the use of the name "Hillview" belongs to the Adviser. The Adviser consents to the use by the Trust and grants to the Trust a non-exclusive license to use the name "Hillview" as part of the name of the Trust and the name of any series of Shares. In the event the Adviser or an affiliate of the Adviser is not appointed as the investment adviser or ceases to be the investment adviser of the Trust or of any series using such names, the non-exclusive license granted herein may be revoked by the Adviser and the Trust shall cease using the name "Hillview" as part of its name or the name of any series of Shares, unless otherwise consented to by the Adviser of any successor to its interests in such names.

         IN WITNESS WHEREOF, the undersigned, being the initial Trustee of the Trust, has executed this instrument this 14th day of April, 2000.



                                               /s/ M. Kathleen Wood
                                               ----------------------------
                                               M. Kathleen Wood, as Trustee

                                   SCHEDULE A

         Hillview Investment Trust II shall be divided into the following Portfolios, each of which shall initially have one Class, designated Class Y:

Hillview Alpha Fund
Hillview International Alpha Fund
Hillview/REMS Leveraged REIT Fund

Date: February 5, 2002